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                                                                     Exhibit 4.1

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is made on October 27, 1995, by and among RHODES, INC. ("Borrower"), a Georgia corporation; the financial institutions listed on the signature pages hereof and their respective successors and assigns (such financial institutions and their respective successors and assigns referred to collectively herein as "Lenders," and individually as a "Lender"); and WACHOVIA BANK OF GEORGIA, N.A. ("Agent"), a national bank, in its capacity as "Agent" pursuant to Section 12 hereof.

                                   Recitals:

         Borrower has applied to Lenders for a revolver credit facility ("Credit Facility") as hereinafter described, and Lenders are willing to provide to Borrower such Credit Facility on the terms and conditions described below.

                            Statement of Agreement:

         NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid and other valuable consideration, receipt whereof is severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1.      DEFINITIONS.

         (a) In addition to such other terms as are elsewhere defined herein, all capitalized terms used herein that are not otherwise herein defined shall have the meanings ascribed to them in the Secured Revolver Loan Agreement.

         (b)     The following terms shall have the following meanings in this
Agreement:

                 "Agreement" shall mean this Credit Agreement.

                 "Applicable Law" shall mean all laws, rules and regulations applicable to the person, conduct, transaction, covenant or document in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

                 "Average Revolver Loan Balance" shall mean, for any month, the amount obtained by adding the aggregate of the unpaid balance of Revolver Loans outstanding at the end of each day for the month in question and by dividing such sum by the number of days in such month during which the Commitments are outstanding.
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                 "Borrowing" shall mean the incurrence of Revolver Loans made by both Lenders on a single date.

                 "Commitment" shall mean at any date, for either Lender, the obligation of such Lender to make Revolver Loans pursuant to the terms and conditions of this Agreement, which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Commitment" on the signature pages hereof, as modified from time to time pursuant to the terms of this Agreement.

                 "Closing Date" shall mean the date on which all of the conditions precedent in this Agreement are satisfied and the initial Revolver Loan is made pursuant to the terms hereof.

                 "Commitment Termination Date" shall mean the date that is the soonest to occur of (i) the last day of the Term, (ii) the date on which any petition for an order for relief under any chapter of the Bankruptcy Code is filed by or against Borrower, (iii) the date on which Agent elects to terminate the Commitments pursuant to this Agreement as a consequence of the occurrence of any Event of Default, or (iv) the date on which Borrower elects to terminate the Commitments pursuant to the terms of this Agreement.

                 "Default Rate" shall mean the variable rate of interest equal to 3% plus the Prime Rate in effect from time to time.

                 "Dollars" and the sign "$" shall mean lawful money of the United States of America.

                 "Event of Default" shall have the meaning ascribed to it in
         Section 12 hereof.

                 "Extraordinary Expenses" shall mean all costs, expenses, fees and advances (including legal fees and court costs) which Agent may suffer or incur to enforce this Agreement or any of the Related Agreements, to collect any of the Revolver Loan Obligations or to document any workout, restructuring or forbearance arrangement with respect to this Agreement or the Related Agreements or the Revolver Loans, including all costs, expenses fees or advances incurred or suffered in the defense of any claim with respect to this Agreement or any of the Related Agreements or the Revolver Loan Obligations or repayment thereof brought by any Person that is at any time liable for the payment of the whole or any part of the Revolver Loan Obligations, a receiver or a trustee in bankruptcy for such Person or any other Person.

                 "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each date during





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         such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such is not a Domestic Business Day, for the next preceding Domestic Business Day) in Atlanta, Georgia, by the Federal Reserve Bank of Atlanta, or if such rate is not so published for any day which is a Domestic Business Day, the average of the quotations for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by Agent.

                 "Indemnified Amount" shall mean the amount of any loss, cost, expense or damage suffered or incurred by Agent and against which Lenders or Borrower have agreed to indemnify Agent pursuant to the terms of this Agreement or any of the Related Agreements.

                 "Loan Account" shall have the meaning described to it in
         Section 7 hereof.

                 "Margin Stock" shall have the meaning ascribed to such term in Regulation U and Regulation G of the Board of Governors of the Federal Reserve System.

                 "Notice of Borrowing" shall have the meaning ascribed to it in
         Section 3(a) hereof.

                 "Permitted Acquisition" shall mean any Acquisition authorized by Section 9.6 of the Secured Revolver Loan Agreement and any other Acquisition to which Lenders shall give their prior written consent.

                 "Permitted Uses" shall mean, with reference to Borrower's use of any proceeds of the Revolver Loans, the use of such proceeds to pay fees and transaction expenses associated with the closing of the transactions described herein or any of the Obligations or Revolver Loan Obligations, to make expenditures for other lawful corporate purposes of Borrower in the ordinary course of its business to the extent such expenditures are not prohibited by the terms of this Agreement, or to finance Permitted Acquisitions. In no event may any Revolver Loan proceeds be used by Borrower to purchase or carry any Margin Stock or for any related purpose that violates the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                 "Person" shall mean an individual, partnership, corporation, joint venture, joint stock company, limited liability company, land trust, business trust, unincorporated organization, a government or agency or political subdivision thereof, or any other form of entity.





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                 "Pro Rata" shall mean a share of or in all Revolver Loans and payments with respect to the Revolver Loan Obligations, which share for either Lender on any date shall be a percentage arrived at by dividing the amount of such Lender's Commitment on such date by the aggregate amount of the Commitments of both Lenders on such date.

                 "Purchase Agreement" shall mean that certain Asset Purchase Agreement, dated October 2, 1995, among Borrower, Seller and John P Weberg.

                 "Related Agreements" shall mean the Revolver Notes and any and all other agreements, instruments and documents (other than this Agreement), heretofore, now or hereafter executed by Borrower and delivered to Agent or either Lender in respect of the transactions contemplated by this Agreement.

                 "Revolver Loan" shall mean a loan made by a Lender to Borrower pursuant to the terms of this Agreement.

                 "Revolver Loan Obligations" shall mean all of Revolver Loans, interest accrued thereon, fees payable in connection therewith as provided herein and all Extraordinary Expenses and other expenses payable by Borrower to Lenders hereunder.

                 "Revolver Notes" shall mean the Revolver Note executed by Borrower in favor of Wachovia on the date hereof in the face amount of $7,500,000 and the Revolver Note executed by Borrower on the date hereof in favor of Shawmut in the original face amount of $7,500,000, each of which notes shall evidence the Revolver Loans to Borrower by the payee of such note and be substantially in the form of Exhibit "A" attached hereto.

                 "Secured Revolver Loan Agreement" shall mean that certain Loan and Security Agreement dated February 24, 1994, between Borrower and Wachovia.

                 "Seller" shall mean Weberg Enterprises, Incorporated, a Delaware corporation.

                 "Shawmut" shall mean Shawmut Capital Corporation, a Connecticut corporation, in its capacity as a Lender hereunder, and its successors and assigns.

                 "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any





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         state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of each Lender, taxes imposed on or measured by the net income or overall gross receipts of such Lender

                 "Term" shall have the meaning ascribed to it in Section 8 hereof.

                 "Wachovia" shall mean Wachovia Bank of Georgia, N.A , a national banking association, in its capacity as a Lender hereunder, and its successors and assigns

         (c) The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to this Agreement or any of the other Related Agreements include any and all modifications thereto and any and all extensions or renewals thereof. All references to any Person shall mean and include the successors and permitted assigns of such Person. All terms of an accounting character used in this Agreement shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited financial statements of Borrower delivered to Wachovia.

         2. CREDIT FACILITY. Each Lender agrees, severally to the extent of its Commitment and not jointly with the other Lender, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrower on any Domestic Business Day during the period from the date hereof through the day before the Commitment Termination Date, not to exceed in aggregate principal amount outstanding at any time such Lender's Commitment at such time, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. Each Borrowing of Revolver Loans shall be funded by each Lender's Pro Rata share of the requested Revolver Loan in accordance with their respective Commitments; but the failure of a Lender to make any Revolver Loan shall not in itself relieve the other Lender of its Pro Rata obligation to lend. The initial Borrowing hereunder shall be in a principal amount in excess of $250,000. In no event shall Borrower be authorized to obtain any Revolver Loan at a time when (i) the aggregate principal amount of loans outstanding under the Secured Revolver Loan Agreement is less than $30,000,000 or (ii) the aggregate principal amount of all revolver loans outstanding under





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the Secured Revolver Loan Agreement exceeds the Margin.  The proceeds of the
Revolver Loans may be used by Borrower only for Permitted Uses. Borrower's obligation to pay the principal of, and interest on, the Revolver Loans to each Lender shall be evidenced by the records of Agent and such Lender and by the Revolver Notes payable to such Lender (or the assignee of such Lender) completed in conformity with this Agreement. All outstanding principal amounts and accrued interest under the Revolver Loans shall be due and payable as set forth in Section 6 hereof.

         3.      Manner of Borrowing and Funding Revolver Loans.

         (a) Whenever it desires to make a Borrowing under this Agreement, Borrower shall give Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing request (a "Notice of Borrowing"), which Notice of Borrowing shall be in such form as may be prescribed from time to time by Agent and shall be given by Borrower no later than 11:00 a.m. (Atlanta time) at the office of Agent on the Domestic Business Day of the requested Borrowing. Notices received after 11:00 a.m. (Atlanta time) shall be deemed received on the next Domestic Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the principal amount of the Borrowing and the date of Borrowing (which shall be a Domestic Business Day). Unless payment is otherwise timely made by Borrower, the becoming due of any amount required to be paid under this Agreement or any of the Related Agreements as principal, accrued interest, fees or other charges shall be deemed irrevocably to be a request for a Revolver Loan on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of each such Revolver Loan may be disbursed by Agent by way of direct payment of the relevant Revolver Loan Obligation and shall bear interest as provided herein. As an accommodation to Borrower, Agent may permit telephonic requests for Borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrower. Unless Borrower specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrower, Agent shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Agent's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by Borrower and Agent shall have no duty to verify the origin of any such communication or the authority of the person sending it.

         (b) Subject to its receipt of notice from Agent of the Notice of Borrowing, each Lender shall timely honor its Commitment by funding its Pro Rata share of each Revolver Loan that is properly requested by Borrower and that Borrower is entitled to receive under this Agreement. Agent shall notify Lenders of each Notice of





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Borrowing by 12:00 Noon (Atlanta time) on the proposed funding date, and each
Lender shall deposit with Agent an amount equal to it Pro Rata share of the Revolver Loan requested by Borrower in immediately available funds not later than 1:30 p.m. (Atlanta time) on the date of funding of such Revolver Loan, unless Agent's notice to Lenders is received after 12:00 Noon (Atlanta time) on the proposed funding date of a Revolver Loan, in which event Lenders shall deposit with Agent their respective Pro Rata shares of the requested Revolver Loan on or before 11:00 a.m. (Atlanta time) on the next Domestic Business Day. Subject to its receipt of such amounts from Lenders, Agent shall make such proceeds received by it available to Borrower by disbursing such proceeds in accordance with Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. Unless Agent shall have been notified in writing by a Lender prior to the proposed time of funding that such Lender does not intend to deposit with Agent an amount equal to such Lender's Pro Rata share of the requested Revolver Loan, Agent may assume that such Lender has deposited, or promptly will deposit, its share with Agent and Agent may in its discretion disburse a corresponding amount to Borrower on the applicable funding date. If a Lender's Pro Rata share of such Revolver Loan is not in fact deposited with Agent, then, if Agent has disbursed to Borrower an amount corresponding to such defaulting Lender's Pro Rata share of the Revolver Loan, such defaulting Lender agrees to pay, and in addition Borrower agrees to repay, to Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed by Agent to or for the benefit of Borrower until the date such amount is paid or repaid to Agent,
(i) in the case of Borrower, at the interest rate applicable to such Borrowing, and (ii) in the case of such Lender, at the Federal Funds Rate.

         4. DISBURSEMENT AUTHORIZATION. Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolver Loan requested, or deemed to be requested pursuant to this Agreement, as follows: (i) the proceeds of each Revolver Loan deemed requested by Borrower pursuant to Section 3(a) hereof shall be disbursed by Agent by way of direct payment of the relevant interest or other Revolver Loan Obligation; and (ii) the proceeds of each Revolver Loan otherwise requested by Borrower shall be disbursed by Agent by crediting the amount of such Revolver Loan to Borrower's demand deposit account with Agent.

         5.      INTEREST, FEES AND OTHER CHARGES.

         (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolver Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a variable rate per annum equal to 1.0% plus the Prime Rate in effect from time to time. The rate of interest in effect hereunder on the date hereof, expressed in simple terms, is 9.75% per annum, based upon a Prime





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Rate in effect on the date hereof of 8.75%.  Upon and after the occurrence of an
Event of Default, and during the continuance thereof, the principal amount of all Revolver Loans shall bear interest at a variable rate per annum equal to the Default Rate.

         (b) In consideration of each Lender's establishment of the Credit Facility in favor of Borrower, Borrower agrees to pay closing fees of $112,500 to Wachovia and $112,500 to Shawmut, which fees shall be fully earned and (except to the extent otherwise required by Applicable Law) nonrefundable on the Closing Date. Lenders acknowledge that Borrower has paid $50,000 of such closing fees ($25,000 to each of Wachovia and Shawmut) prior to the date hereof, and Borrower agrees that the remainder of such closing fees shall be paid concurrently with and from the proceeds of the initial Revolver Loan hereunder. In addition, Borrower shall pay to Agent for the Pro Rata benefit of Lenders a monthly fee equal to 1% per annum of the amount by which the Average Revolver Loan Balance for any month is less than $15,000,000, which fees shall be paid monthly, in arrears, on the first day of each calendar month after the Closing Date.

         (c) All interest, fees and other charges provided for in this Agreement or in the Revolver Notes shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

         (d) Regardless of any provision contained in this Agreement or any of the Related Agreements, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent or either Lender pursuant to the terms of this Agreement or any of the Related Agreements and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. If any interest is charged or received by Agent or either Lender in excess of the maximum lawful rate, Borrower agrees that any such charge or receipt shall be the result of an accident and bona fide error, and such excess, to extent received, shall be applied to reduce the principal amount of the Revolver Loan Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. All monies paid to Agent or either Lender hereunder or under any of the Related Agreements, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by Applicable Law.


         6.      REPAYMENT OF REVOLVER LOANS.

         (a) All payments of principal of and interest on the Revolver Loans and other Revolver Loan Obligations shall be made to Agent in Dollars without any offset or counterclaim and free and clear of





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(but without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in any demand deposit account of Borrower with Agent, in immediately available funds not later than 12:00 Noon (Atlanta time) on the date due. The principal amount of the Revolver Loans shall be paid by Borrower to Agent, for the Pro Rata benefit of Lenders, upon the Commitment Termination Date. Interest accrued on the principal amount of the Revolver Loan Obligations outstanding from time to time shall be paid monthly, in arrears, on the first day of each month. On any date that the outstanding principal amount of the revolver loans under the Secured Revolver Loan Agreement is less than $30,000,000, Borrower shall pay, as a mandatory prepayment of the Revolver Loans hereunder, an amount equal to the lesser of
(i) the outstanding balance of the Revolver Loans hereunder or (ii) the difference between $30,000,000 and the outstanding principal amount of the revolver loans under the Secured Revolver Loan Agreement.

         (b) To the extent that Borrower makes a payment or payments to Agent or either Lender and such payment or payments are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made.

         (c) All monies to be applied to the Revolver Loan Obligations, whether constituting voluntary payments or mandatory prepayments by Borrower or received pursuant to demand for payment, shall be allocated among Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, on a Pro Rata basis unless otherwise provided herein):
(i) first, to Agent to pay principal and accrued interest on any Revolver Loan which Agent may have advanced on behalf of either Lender and for which Agent has not been reimbursed by such Lender or Borrower; (ii) second, to Agent to pay the amount of Extraordinary Expenses that have not been reimbursed to Agent by Borrower or Lenders, together with interest thereon; (iii) third, to Agent to pay any Indemnified Amount that has not been paid to Agent by Borrower or Lenders, together with interest accrued thereon; (iv) fourth, to Lenders for any Indemnified Amount that they have paid to Agent and for any Extraordinary Expenses they have reimbursed to Agent; and (v) fifth, to Lenders in payment of the unpaid principal and accrued interest in respect to the Revolver Loans and any other Revolver Loan Obligations then outstanding. The allocations set forth hereinabove are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of Borrower or any other Person.





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         7.      Loan Account: Account Stated.  Each Lender shall maintain in accordance with its usual and customary practices an account or accounts (a "Loan Account") evidencing the indebtedness of Borrower to such Lender resulting from each Revolver Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Revolver Note payable to such Lender. The entries made in each Loan Account shall constitute rebuttably presumptive evidence of the information contained therein and if a copy of information contained in any Loan Account is provided to any Person, or any Person inspects any information relating to the Loan Account, at any time or from time to time, then the information contained in the Loan Account shall be conclusive and binding on such Person for all purposes absent manifest error, unless such Person notifies Agent in writing within thirty days after such Person's receipt of such copy or inspection of information related to the Loan Account of its intention to dispute the information contained therein.

         8. Term and Termination of Commitments. Subject to each Lender's right to cease making Revolver Loans to Borrower when any Default Condition exists or upon termination of the Commitments as provided herein, the Commitments shall be in effect for a period commencing on the date hereof and ending at 5:00 p.m. (Atlanta time) on February 28, 1996 (the "Term"). Agent may (and upon the direction of either Lender, shall) terminate the Commitments without notice upon or after the occurrence of any Event of Default. Upon at least ten (10) days prior written notice to Agent, Borrower may, at its option, terminate the Commitments, but no such termination by Borrower shall be effective until Borrower has paid all of the Revolver Loan Obligations in immediately available funds. Any notice of termination given by Borrower shall be irrevocable unless Agent otherwise agrees in writing. All of the Revolver Loan Obligations shall be immediately due and payable upon the effective date of termination by Agent or, in the case of a termination by Borrower, upon the date specified in Borrower's notice of termination of the Commitments as the effective date of such termination, and on the effective date of any termination (whether by Agent or Borrower) Lender shall have no obligation to make any Revolver Loans. All agreements, covenants and duties of Borrower contained in this Agreement and the Related Agreements shall survive any such termination and Agent shall retain all of its rights and remedies under this Agreement and the Related Agreements notwithstanding such termination until all of the Revolver Loan Obligations have been paid in full, in immediately available funds.

         9. Representations and Warranties. To induce Lenders to make Revolver Loans in accordance with the terms hereof, Borrower hereby reaffirms all of the warranties and representations contained in the Secured Revolver Loan Agreement and agrees that on





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each date a Notice of Borrowing is submitted by Borrower such representations and warranties shall be deemed reaffirmed in all respects.

         10. Consent of Noteholders. Promptly after its execution of this Agreement, Borrower shall diligently pursue and make best efforts to obtain the consent of the Noteholders, pursuant to the Note Purchase Documents, to Borrower's obtaining a credit facility from Lenders in an aggregate amount of at least $65,000,000 under which Borrower may obtain loans, letters of credit and other extensions of credit from Lenders from time to time, all of which extensions of credit will be secured by security interests in and liens on all of the Collateral.

         11. Conditions Precedent. Notwithstanding any other provision of this Agreement or any of the Related Agreements, and without affecting in any manner the rights of Agent or Lenders under the other sections of this Agreement, it is understood and agreed that Lenders shall not be required to make the initial Revolver Loans requested by Borrower unless on or before November 3, 1995, each of the conditions set forth below has been satisfied, all in form and substance satisfactory to Agent's and each Lender's respective counsel:

         (a) Each of the Related Agreements shall have been duly executed and delivered to Agent by Borrower;

         (b) Wachovia shall have received copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect or continue the perfection of Wachovia's security interests and liens in the Collateral and evidence in form acceptable to Wachovia that such security interests and liens constitute valid and perfected, first priority security interests and liens;

         (c) Borrower shall have executed and delivered to Wachovia a Third Amendment to the Secured Revolver Loan Agreement, in form and substance satisfactory to Wachovia;

         (d) Wachovia shall have received Shawmut's written consent to Wachovia's and Borrower's execution of the Third Amendment described in Section 11(c) hereof;

         (e) Wachovia shall have received Shawmut's written consent to the transactions contemplated by the Purchase Agreement;

         (f) Agent and Lenders shall have received evidence acceptable to them that all of the transactions contemplated by the Purchase Agreement have been consummated, except for Seller's receipt of the purchase price due thereunder;





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

         (g) Agent and Lenders shall have received a copy of the corporate resolutions of Borrower, certified by an officer of Borrower, which authorizes Borrower's execution and delivery of, and the performance of its obligations under, this Agreement and the Related Agreements;

         (h) Wachovia shall have received a copy of the corporate resolutions of Borrower, certified by an officer of Borrower, which authorizes Borrower's execution and delivery of, and the performance of its obligations, under the Third Amendment described in Section ii(c) above;

         (i) Agent and Lenders shall have received a favorable, written opinion of King & Spalding, counsel to Borrower, covering the matters set forth on Exhibit "B" attached hereto;

         (j)     No Default Condition or Event of Default exists; and

         (k) Agent and Lenders shall have received such other documents, instruments and agreements as Agent or Lenders shall reasonably request in connection with the foregoing matters.

         12.     Events of Default: Rights and Remedies on Default.

         (a) The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default" (each of which Events of Default shall be deemed to be continuing unless and until waived by Agent and Lenders in accordance with the provisions of Section 13(g) hereof): (i) Borrower shall fail to pay any of the Revolver Loan Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise); (ii) Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement; or (iii) an "Event of Default" under (and as defined in) the Secured Revolver Loan Agreement shall occur.

         (b) Upon or at any time after the occurrence of an Event of Default, Agent may in its discretion (and, upon receipt of written instructions to do so from either Lender, shall) declare the principal of and any accrued interest on the Revolver Loans and all other Revolver Loan Obligations owing under this Agreement or any of the Related Agreements, whereupon the same shall become without further notice or demand (all of which notice and demand Borrower expressly waives) forthwith due and payable and Borrower shall forthwith pay to Agent for the Pro Rata benefit of Lenders the entire principal of and accrued and unpaid interest on the Revolver Loans and other Revolver Loan Obligations plus reasonable attorneys' fees and expenses if such principal
and interest are collected by or through an attorney-at-law.   Notwithstanding
the foregoing, upon any acceleration of the maturity of any of the Obligations or any demand for payment thereof by Wachovia under the

Secured Revolver Loan Agreement, all of the Revolver Loan Obligations shall become automatically due and payable without declaration, notice or demand by Agent and the Commitments shall automatically terminate. At any time that an Event of Default exists, Agent may in its discretion (and, upon receipt of written direction from either Lender to do so, shall) exercise from time to time all rights and remedies under Applicable Law to enforce this Agreement and the Related Agreements and to collect any of the Revolver Loan Obligations.

         13.     PROVISIONS REGARDING AGENT.

         (a) Each Lender hereby irrevocably appoints and designates Wachovia as Agent to act as herein specified. Except as otherwise provided in this Section 13, Wachovia as such Agent shall have the authority to exercise all rights and remedies provided for under this Agreement and the Related Agreements as are specifically delegated to Agent by the terms hereof and thereof, together with such other rights and powers as are reasonably incidental thereto. Each Lender agrees that any action by Agent in accordance with the provisions of this Agreement or the Related Agreements, and the exercise by Agent of any power set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon both Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with this Agreement and the Related Agreements and (ii) subject to the direction of the Lenders and as except as may be otherwise specifically restricted by the terms of this Agreement, exercise all remedies given to Agent with respect to this Agreement or any of the Related Agreements. Agent shall not: (i) have any duties or responsibilities except as expressly set forth in this Agreement and the Related Agreements and shall not by reason of this Agreement or any of the Related Agreements be a trustee or fiduciary for either Lender, (ii) be responsible to either Lender for any recitals, statements, representations or warranties contained in this Agreement or any of the Related Agreements or for any failure by Borrower or any other Person (other than Agent) who was at any time a signatory to this Agreement or any of the Related Agreements to perform any of its obligations hereunder or thereunder, (iii) be required to initiate or conduct any litigation or collection proceedings hereunder or under any of the Related Agreements except to the extent directed to do so by either Lender during the continuance of any Event of Default, or (iv) be responsible for any action taken or omitted to be taken hereunder or under any of the Related Agreements, except for its own willful misconduct or gross negligence. If Agent shall request instructions from Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any of the Related Agreements, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Lenders and Agent shall not incur any liability to any Person by reason of so refraining. Agent shall not be responsible or liable to Borrower or any other Person for any punitive, exemplary, or consequential damages which may be alleged as a result of this Agreement, the Related Agreements or any of the transactions contemplated hereby or thereby.

         (b) Agent shall be entitled to rely, and shall be fully protected in so relying, upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier message or cable) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any of the Related Agreements, Agent shall in all cases be fully protected in acting or refraining from acting hereunder and thereunder in accordance with the instructions of Lenders and such instructions and any action or failure to act pursuant thereto shall be binding upon both Lenders.

         (c) Agent shall not be deemed to have knowledge of the occurrence of a Default Condition or an Event of Default unless it has received notice from a Lender or Borrower specifying the occurrence of such Default Condition or Event of Default. Upon its receipt of notice or knowledge of the occurrence of a Default Condition or an Event of Default, Agent shall promptly notify Lenders thereof in writing and Agent shall take such action and assert such rights under this Agreement and the Related Agreements, or shall refrain from doing so, as Lender shall direct from time to time.

         (d) If Lender shall obtain any payment or reduction of any Revolver Loan Obligation (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) in excess of its Pro Rata share of payments or reductions on account of such Revolver Loan Obligations obtained by both Lenders, such Lender shall forthwith (i) notify the other Lender and Agent of such receipt and (ii) purchase from the other Lender such participations in the effected Revolver Loan Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of reasonable costs incurred in connection therewith, on a Pro Rata basis, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest.

         (e) Each Lender severally agrees to indemnify Agent in its capacity as Agent hereunder (to the extent not reimbursed by Borrower under this Agreement, but without limiting the indemnification obligation of Borrower under this Agreement), on a Pro Rata basis, from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (including reasonable attorneys' fees and expenses) that may be imposed on, incurred by or asserted against Agent in any way related to or arising out of this Agreement or any of the Related Agreements or any of the transactions contemplated hereby (including the costs and expenses which Borrower is obligated to pay to Agent under any indemnification by Borrower of Agent) or the enforcement of any of the terms hereof, provided that neither Lender shall be liable to Agent for any of the foregoing to the extent that they result wholly from the willful misconduct or gross negligence of Agent. This indemnity shall survive the payment in full of the Revolver Loan Obligations and the termination of the Commitments.

         (f) Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances to its satisfaction from Lenders of their indemnification obligations under
Section 13(e) hereof against any and all liability and expense which may be incurred by Agent by reason of taking or continuing to take any action. Agent does not assume any responsibility for any failure or delay in performance or breach by Borrower or either Lender of its obligations under this Agreement or any of the Related Agreements. Agent does not make to Lenders, and neither Lender makes to Agent or the other Lender, any express or implied warranty, representation or guaranty with respect to the Revolver Loans, or the recovery of thereof, the financial condition of Borrower, or the enforceability of this Agreement or any of the Related Agreements.

         (g) Without the prior written consent of both Lenders, Agent shall not amend this Agreement or any of the Related Agreements or waive any Default Condition or Event of Default. Neither Lender shall be authorized to amend or modify any Revolver Note held by it, or to give or withhold waivers with respect thereto, unless such amendment, modification or waiver is consented to in writing by both Lenders.

         (h) Each Lender hereby acknowledges and represents that it has, independently and without reliance upon Agent or the other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its own decision to enter into this Agreement and to fund the Revolver Loans to be made by it hereunder, and each Lender has made such inquiries concerning this Agreement, the Related Agreements and Borrower as such Lender feels necessary and appropriate and has taken such care on its own behalf as would have been the case had it entered into this Agreement and the Related Agreements without the intervention or participation of the other Lender or Agent. Each Lender acknowledges and agrees that it will, independently and without reliance upon the other Lender or Agent, and based upon such financial information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Revolver Loans and in taking or refraining to take any other action under this Agreement or the Related Agreements. Except for notices, reports and other information that Wachovia has furnished to Participant from time to time in connection with the Secured Revolver Loan Agreement and except as otherwise expressly provided for herein with respect to Notices of Borrowing, Agent shall not have any duty or responsibility to provide either Lender with any credit or other information concerning the affairs, financial condition, business or properties of Borrower which may come into the possession of Agent unless and to the extent expressly requested in writing by a Lender.

         (i) This Section 13 is not intended to confer any rights or benefits upon Borrower or any other Person except Lenders and Agent, and no Person (including Borrower) other than Lenders and Agent shall have the right to enforce any of the provisions of this Section 13. As between Borrower and Agent, any action that Agent may take or purport to take on behalf of Lenders shall be conclusively presumed to have been authorized and approved by Lenders as herein provided.

         (j) All payments by a Lender to Agent shall be made not later than the time set forth elsewhere in this Agreement on the Domestic Business Day that such payment is due. Payment by Agent to either Lender shall be made by wire transfer, promptly following Agent's receipt of funds for the account of such Lender and in the type of funds received by Agent, provided that if Agent receives such funds that are prior to 1:00 p.m. (Atlanta time), Agent shall pay such funds to such Lender by 2:00 p.m. (Atlanta time) on such Domestic Business Day, but if Agent receives such funds after 1:00 p.m. (Atlanta time), Agent shall pay such funds to such Lender by 2:00 p.m. (Atlanta time) on the next Domestic Business Day. If a Lender shall, at any time, fail to make any payment to Agent required hereunder, Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payment to such Lender's defaulted obligations hereunder, at such time or times, and in such order, as Agent may elect in its sole discretion.

         (k) All notices under or in connection with this Agreement or any of the Related Agreements, except as otherwise expressly provided herein or therein, shall be in writing and shall be delivered (and deemed delivered) on the date and to the addresses of the notice party as set forth in the Secured Revolver Loan

Agreement. All communications to Agent shall be sent to the address set forth in the Secured Revolver Loan Agreement for Wachovia.

         (l) With respect to its obligation to lend under this Agreement, the Revolver Loans made by it and the Revolver Note issued to it, Agent shall have the same rights and powers hereunder and under the Related Agreements as the other Lender or any holder of a Revolver Note and may exercise the same as though it were not performing the duties of Agent specified herein; and the term "Lenders" shall, unless the context clearly otherwise indicates, include Agent, in its capacity as a Lender.

         14. REIMBURSEMENT FOR CLOSING COSTS. Borrower shall promptly reimburse Agent and Lenders for any and all costs and expenses, including attorneys' fees, and expenses incurred by Agent or such Lender in connection with the documentation, negotiation and closing of the transactions contemplated by this Agreement and the Related Agreements.

         15. SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Borrower, Agent and Lenders and their respective successors and assigns, except that Borrower shall not have the right to assign any of its rights or delegate performance of its obligations under this Agreement or any of the Related Agreements.

         16. GENERAL INDEMNITY BY BORROWER. Borrower hereby agrees to indemnify Agent and each Lender and to hold Agent and each Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Agent or such Lender (including reasonable attorneys' fees and legal expenses) as a result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. This indemnity shall survive the payment in full of the Revolver Loan Obligations and the termination of the Commitments.

         17. MODIFICATION OF AGREEMENT. This Agreement may not be modified, altered or amended except by an agreement in writing signed by Borrower, Agent and Lenders.

         18. MISCELLANEOUS. This Agreeement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instruments. Time is of the essence of this Agreement and the Related Agreements. This Agreement and the Related Agreements embody the entire understanding and agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written, that relate to the subject matter of this Agreement and the Related Agreements.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written by their duly authorized officers or agents.

                                        BORROWER:

                                        RHODES, INC.

                                        By: /s/ Joel H. Dugan
                                           ------------------------------------

                                           Title:  Senior Vice President,
                                                 ------------------------------
                                                   Finance and Administration
                                                 ------------------------------

                                        LENDERS:

Commitment: $7,500,000.00               WACHOVIA BANK OF GEORGIA, N.A.

                                        By:  /s/ Ken B. Harrison
                                           ------------------------------------

                                           Title:  Vice President
                                                 ------------------------------


Commitment: $7,500,000.00               SHAWMUT CAPITAL CORPORATION

                                        By:  /s/ Elizabeth L. Waller
                                           ------------------------------------

                                           Title:  Vice President
                                                 ------------------------------


                                        AGENT:

                                        WACHOVIA BANK OF GEORGIA, N.A.,
                                        as Agent

                                        By:  /s/ Ken B. Harrison
                                           ------------------------------------

                                           Title:  Vice President
                                                 ------------------------------

                                   EXHIBIT A


                                 REVOLVER NOTE

                                                                 October _, 1995
U.S. $_____________.__                                          Atlanta, Georgia


         FOR VALUE RECEIVED, the undersigned, RHODES, INC., a Georgia corporation (hereinafter referred to as "Borrower"), hereby unconditionally promises to pay to the order of _____________________________________ (herein, together with any subsequent holder hereof, called the "Lender") Lender's Pro Rata share of the outstanding principal amount of all Revolver Loans pursuant to the terms of the Credit Agreement referred to below on the date on which such outstanding principal amounts become due and payable pursuant to Section 6 of the Credit Agreement, in strict accordance with the terms thereof. Borrower likewise unconditionally promises to pay to Lender interest from and after the date hereof on Lender's Pro Rata share of the outstanding principal amount of Revolver Loans at such interest rates, payable at such times, and computed in such manner as are specified in Sections 5 and 6 of the Credit Agreement, in strict accordance with the terms thereof.

         This Revolver Note ("Note") is issued pursuant to, and is one of the "Revolver Notes" referred to in, the Credit Agreement dated the date hereof (as the same may be amended from time to time, the "Credit Agreement"), among Borrower, Wachovia Bank of Georgia, N.A. ("Agent"), as agent for the financial institutions from time to time parties thereto as lenders ("Lenders"), and such Lenders, and Lender is and shall be entitled to all benefits thereof and of all Transaction Documents executed and delivered in connection therewith. The provisions of the Credit Agreement are incorporated herein by this reference. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

         The repayment of the principal balance of this Note is subject to the provisions of Section 6 of the Credit Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the termination of the Commitments as set forth in Section 8 of the Credit Agreement.

         All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Credit Agreement.

         Upon or after the occurrence of an Event of Default, the principal balance and all accrued interest of this Note may be declared due and payable in the manner and with the effect provided in the Credit Agreement, and, during the continuance of such Event of Default, the unpaid principal balance hereof shall bear interest at the Default Rate. Borrower agrees to pay, and save Lender harmless against, any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys' fees, arising in connection with the enforcement by Lender of any of its rights under this Note, the Credit Agreement or any of the other Transaction Documents.

         All principal amounts of Revolver Loans made by Lender to Borrower pursuant to the Credit Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrower in accordance with the terms of this Note and the Credit Agreement.

         In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrower or inadvertently received by Lender, such excess sum shall be, at Borrower's option, returned to Borrower forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

         Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

         Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any Collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         The rights and obligations of Lender and Borrower hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia. This Note is intended to take effect as an instrument under seal under Georgia law.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed under seal and delivered by its duly authorized officers on the date first above written.

ATTEST:                                      RHODES, INC.


                                             By:
----------------------------------              -------------------------------
Assistant Secretary
[CORPORATE SEAL]                                Title:
                                                      -------------------------

                                   EXHIBIT B


                         OPINION OF BORROWER'S COUNSEL


1. Corporate power to execute, deliver and perform the Agreement, the Related Agreements and the Third Amendment to the Secured Revolver Loan Agreement (collectively, the "Loan Documents;').

2. Due authorization for the execution, delivery and performance by Borrower of the Loan Documents and the Purchase Agreement.

3. The due execution and delivery of the Loan Documents and the Purchase Agreement.

4. The execution, delivery and performance of the Loan Documents and the Purchase Agreement do not (a) violate the Articles of Bylaws of Borrower, (b) cause a breach or default under any agreement to which Borrower or its property is found, (c) violate any law, regulation, judgment or order, or (d) result in or require a lien or other encumbrance other than in favor of Lender.

5. The Loan Documents and the Purchase Agreement are legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to standard bankruptcy and other creditor's right and equity exceptions.

6. Non-violation by the Agreement and the Related Agreements of any applicable laws relating to interest or usury.

7. Absence of any registration, filing, consent or approval requirement of any governmental authority in connection with the execution, delivery and performance of the Loan Documents and the Purchase Agreement.

8.      Consummation of transactions contemplated by the Purchase Agreement.

9.      Counsel's lack of knowledge of litigation or other proceedings.